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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-21273 of Shurgard Storage Centers, Inc. on Form S-3 of our report dated February 11, 2000, appearing in this Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Seattle,Washington
March 13, 2000